KPMG LLP
Chartered Accountants
Suite 3300 Commerce Court West
PO Box 31 Stn Commerce Court
Toronto ON M5L 1B2


                              ACCOUNTANTS' CONSENT


The Board of Directors of Polyair Inter Pack Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements filed on Forms S-8 of our report dated December 20, 2002, relating to the consolidated financial statements of Polyair Inter Pack Inc. appearing in the Company's Annual Report on Form 20-F for the year ended October 31, 2002.


/s/KPMG
Chartered accountants

Toronto, Canada
December 20, 2002